Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Senior Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Restructuring of

Business Arrangements with Five Star Senior Living

Senior Living Communities Leased to Five Star will Convert to Management Agreements

SNH and SNH Shareholders to Have Combined 85% Ownership of Five Star

Conference Call Scheduled for 10:00 a.m. Eastern Time on April 2, 2019

Newton, MA (April 2, 2019): Senior Housing Properties Trust (Nasdaq: SNH) today announced that it has entered into a definitive agreement to modify its existing business arrangements with Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star.  Effective January 1, 2020, the existing five master leases for 184 of SNH’s senior living communities (19,979 living units) that are leased to Five Star as well as the existing management agreements and pooling agreements with Five Star for 77 of SNH’s senior living communities (10,135 living units) will be terminated and replaced with new management agreements for all 261 Five Star operated senior living communities.

Simultaneous with the conversion of SNH’s existing agreements with Five Star into new management agreements with Five Star, SNH and SNH shareholders will receive Five Star common shares equal to approximately 85% ownership of Five Star in aggregate after taking into account SNH’s current ownership.  As part of the transaction announced today, SNH shareholders will receive, by way of a distribution of the right to receive Five Star common shares from SNH and subject to certain conditions, Five Star common shares equal to approximately 51% ownership of Five Star post issuance, effective as of January 1, 2020.  SNH will also increase its current 8.3% ownership of Five Star to approximately 34% post issuance. SNH currently plans to retain this ownership of Five Star for the foreseeable future.

John Harrington, chair of the special committee of SNH’s Board of Trustees comprised solely of Independent Trustees, which led the negotiations of this transaction, made the following statement regarding today’s announcement:

“The transaction announced today was the result of numerous meetings of the special committee and its advisors over the past four months.  We began this process by evaluating multiple options to address the impact that Five Star’s rapidly deteriorating financial position could have on our 261 Five Star operated senior living communities, which represent a significant amount of our revenues and net operating income.  Some of the options we considered included evaluating whether we should engage new operators rather than Five Star to run some or all the communities as well as whether we should try to sell the entire portfolio.  We ultimately concluded for a variety of reasons that the transaction announced today was the best option for SNH and our shareholders in light of the difficult circumstances we faced.”

In addition to SNH’s and SNH shareholders’ increased ownership of Five Star, details of the transaction include the following:

•                 Commencing February 1, 2019, Five Star’s aggregate monthly rent payable to SNH under the five master leases with Five Star was reduced from approximately $17.4 million to $11.0 million, and Five Star has paid its February rent payment, which was previously deferred to March 31, 2019, at this reduced amount.

•                 SNH has purchased from Five Star approximately $50.0 million of fixed assets and improvements related to the leased senior living communities.

•                 SNH has provided a $25 million short term revolving credit facility to Five Star that is secured by six of Five Star’s wholly-owned senior living communities.  The interest rate under this credit facility is 6.0% per year on any drawn amounts and matures on January 1, 2020.  There is currently no amount outstanding under this credit facility.

•                 Simultaneous with SNH and SNH shareholders receiving Five Star common shares, Five Star will reduce Five Star’s indebtedness under the SNH credit facility and SNH will assume certain of Five Star’s liabilities and/or make a cash payment to Five Star equal to $75 million in aggregate.

Due to the lower cash flow SNH will receive from its senior living communities operated by Five Star, SNH anticipates that it will need to lower its common share distribution rate in the future.  SNH currently expects to pay an annual distribution of $0.55 to $0.65 per common share going forward, which is based on a target distribution payout ratio of approximately 80% of projected cash available for distribution in the future.  This new distribution rate is expected to begin with SNH’s next regularly scheduled quarterly distribution announcement later this month.

To reduce leverage, SNH expects to sell properties valued at up to $900 million to achieve a target debt to adjusted EBITDA ratio of approximately 6.0x by the end of 2019.  As part of these property sales, SNH plans to focus its efforts primarily on selling underperforming senior living communities and non-healthcare related assets, including standalone skilled nursing facilities and wellness centers.

Jennifer Francis, President and Chief Operating Officer of SNH, made the following statement regarding today’s announcement:

“The transaction announced today provides an immediate and long-term solution to stabilize our largest operator and protect the value of our senior living communities.  In fact, we believe Five Star will be a healthy company at the end of this transaction, with projected annual EBITDA of $20 to $30 million, minimal capital expenditure requirements, low leverage and continued direct ownership in 20 senior living communities.  We also believe it makes sense that SNH and its shareholders receive the bulk of this benefit in the form of Five Star ownership.  In addition, we believe receiving Five Star common shares may help compensate SNH shareholders for our lower distribution rate going forward.”

“The transaction announced today also provides SNH with greater asset management oversight of its senior living portfolio going forward as well as positions SNH and SNH shareholders to realize possible financial upside in the future.  Our long-term strategy remains unchanged, with a focus on growing our medical office and life science buildings portfolio, and we expect that our medical office and life science building portfolio will increase as a percentage of our total property portfolio at the end of our announced disposition program.  While our portfolio of senior living communities is expected to decrease as a percentage of our total property portfolio in the future, today’s announcement underscores our commitment to ensuring all of our properties are positioned for long-term success.”

This transaction was unanimously approved by both the special committee of SNH’s Board of Trustees and the entire SNH Board of Trustees.  This transaction does not require approval by SNH’s shareholders.  The issuances of Five Star common shares to SNH and SNH shareholders in connection with this transaction are subject to the approval of Five Star’s stockholders.  SNH and ABP Trust, which collectively own approximately 44% of outstanding Five Star common shares, have both agreed to vote their shares in favor of the issuance of Five Star shares.

The transaction is expected to close on January 1, 2020 after the requisite regulatory approval process is completed, and to maintain compliance with complex tax rules affecting real estate investment trusts, or REITs, including limitations on the amount of ownership a REIT may own in a tenant during any calendar year.

Morgan Stanley is acting as exclusive financial advisor to the special committee of SNH’s Board of Trustees and Sullivan & Worcester LLP is acting as legal counsel to the special committee of SNH’s Board of Trustees in this transaction.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Rick Siedel, will host a conference call to discuss the transaction. Following management’s remarks, there will be a question and answer period for analysts.  A copy of the definitive agreement regarding the transaction between SNH and Five Star will be filed with the Securities and Exchange Commission, or SEC, on a Current Report on Form 8-K.  SNH will also provide a presentation regarding the transaction that will be available on its website at www.snhreit.com and furnished with the SEC as an exhibit to a Current Report on Form 8-K.  SNH’s website is not incorporated as part of this news release.

The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. on April 9, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10130144.

A live audio webcast of the conference call will also be available in a listen only mode on SNH’s website.  Participants wanting to access the webcast should visit SNH’s website about five minutes before the call.  The archived webcast will be available for replay on both websites following the call for about one week.  The transcription, recording and retransmission in any way of SNH’s conference call are strictly prohibited without the prior written consent of SNH.

About Senior Housing Properties Trust

Senior Housing Properties Trust is a REIT which owns senior living communities, medical office buildings and wellness centers throughout the United States.  SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR, AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT SNH ENTERED INTO A DEFINITIVE AGREEMENT TO MODIFY ITS EXISTING BUSINESS ARRANGEMENTS WITH FIVE STAR AND THAT CERTAIN OF THESE ARRANGEMENTS ARE EXPECTED TO BE EFFECTIVE JANUARY 1, 2020.  THESE ARRANGEMENTS ARE SUBJECT TO CONDITIONS, INCLUDING, AMONG OTHERS, THE RECEIPT OF REQUISITE APPROVAL BY FIVE STAR’S STOCKHOLDERS AND CERTAIN LICENSING AND OTHER APPROVALS. SNH CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED.  ACCORDINGLY, THESE TRANSACTIONS MAY NOT BECOME EFFECTIVE AS OF JANUARY 1, 2020 OR AT ALL, OR THE TERMS OF SUCH TRANSACTIONS AND THE OTHER TRANSACTIONS MAY CHANGE.

•                 MR. HARRINGTON’S STATEMENT IN THIS PRESS RELEASE THAT THE TRANSACTION ANNOUNCED TODAY WAS THE BEST OPTION FOR SNH AND SNH SHAREHOLDERS MAY IMPLY THAT THIS OPTION WILL ACHIEVE BETTER RESULTS FOR SNH AND SNH SHAREHOLDERS IN THE FUTURE THAN OTHER OPTIONS. HOWEVER, SNH CANNOT BE SURE THAT THIS OPTION WILL ACHIEVE BETTER RESULTS FOR SNH AND SNH SHAREHOLDERS IN THE FUTURE.

•                 SNH EXPECTS TO RETAIN APPROXIMATELY 34% OF OWNERSHIP OF FIVE STAR FOR THE FORESEEABLE FUTURE. HOWEVER, SNH MAY SELL SOME OR ALL OF ITS FIVE STAR COMMON SHARES. SNH’S OWNERSHIP OF FIVE STAR MAY ALSO BE DILUTED IN THE FUTURE.

•                 SNH PLANS TO PAY AN ANNUAL DISTRIBUTION OF $0.55 TO $0.65 PER COMMON SHARE GOING FORWARD, BASED ON A TARGET DISTRIBUTION PAYOUT RATIO OF APPROXIMATELY 80% OF PROJECTED CASH AVAILABLE FOR DISTRIBUTION IN THE FUTURE. SNH’S DISTRIBUTION WILL BE SET AND RESET FROM TIME TO TIME BY SNH’S BOARD OF TRUSTEES. THE SNH BOARD WILL CONSIDER MANY FACTORS WHEN SETTING THE DISTRIBUTION, INCLUDING SNH’S HISTORICAL AND PROJECTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS, THE THEN CURRENT AND EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY SNH’S OBLIGATIONS, DISTRIBUTIONS WHICH SNH MAY BE REQUIRED TO BE PAID TO MAINTAIN ITS TAX STATUS AS A REIT AND OTHER FACTORS DEEMED RELEVANT BY SNH’S BOARD OF TRUSTEES IN ITS DISCRETION. ACCORDINGLY, FUTURE SNH DISTRIBUTIONS MAY BE INCREASED OR DECREASED AND SNH CANNOT BE SURE AS TO THE RATE AT WHICH FUTURE DISTRIBUTIONS WILL BE PAID.

•                 SNH EXPECTS TO SELL UP TO $900 MILLION OF PROPERTIES TO REDUCE ITS LEVERAGE TO STATED TARGETS. HOWEVER, SNH MAY NOT BE ABLE TO SUCCESSFULLY SELL PROPERTIES IN THE FUTURE. ALSO, SNH MAY SELL PROPERTIES AT PRICES THAT ARE LESS THAN THEIR CARRYING VALUES AND SNH MAY INCUR FUTURE LOSSES.

•                 MS. FRANCIS’S STATEMENTS IN THIS PRESS RELEASE REGARDING THE IMMEDIATE AND LONG-TERM SOLUTION PROVIDED BY THE TRANSACTION ANNOUNCED TODAY, SNH’S BELIEF IN FIVE STAR BEING A HEALTHY COMPANY AT THE CONCLUSION OF THE TRANSACTION AND SNH’S LONG-TERM STRATEGY ARE CONTINGENT UPON THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE DEFINITIVE AGREEMENT BETWEEN SNH AND FIVE STAR. THESE TRANSACTIONS MAY NOT OCCUR AND THE BENEFITS OF THESE TRANSACTIONS MAY NOT MATERIALIZE AND/OR FIVE STAR’S FINANCIAL CONDITION MAY FURTHER DETERIORATE DESPITE THESE AGREEMENTS. IN ADDITION, FIVE STAR MAY NOT BE A HEALTHY COMPANY AT THE CONCLUSION OF THE TRANSACTION. SNH MAY ALSO NOT BE ABLE TO SUCCESSFULLY IMPLEMENT ITS LONG-TERM STRATEGY.

•                 MS. FRANCIS’S STATEMENT THAT FIVE STAR IS PROJECTED TO HAVE ANNUAL EBITDA OF $20 TO $30 MILLION FOLLOWING THE CLOSING OF THE TRANSACTION HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF FIVE STAR’S EXPECTED FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD. IN FACT, FIVE STAR’S ACTUAL ANNUAL EBITDA FOLLOWING THE CLOSING OF THE TRANSACTION WILL BE SUBJECT TO MARKET CONDITIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND FIVE STAR’S CONTROL, AND FIVE STAR’S ANNUAL EBITDA FOR FUTURE PERIODS FOLLOWING THE CLOSING OF THE TRANSACTION MAY BE SIGNIFICANTLY LOWER THAN IS STATED IN THIS PRESS RELEASE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SEC INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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